Exhibit 99.7

CONSENT TO BE NAMED AS

A PERSON ABOUT TO BECOME A DIRECTOR

The undersigned hereby consents to be named in the Registration Statement on Form S-4 to which this Consent has been filed as an exhibit, or any amendment thereto, as a person who shall become a Director of Zalicus Inc., such appointment to become effective upon consummation of the merger, as described in the Registration Statement on Form S-4 and the Joint Proxy Statement/Prospectus contained therein.

/s/ J. Kevin Buchi

J. Kevin Buchi

Date: May 8, 2014